Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             -----------------------


                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                             -----------------------


                             CENTRAL WIRELESS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                      UTAH
         (State or Other Jurisdiction of Incorporation or Organization)


                                   87-0476117
                      (I.R.S. Employer Identification No.)


                        4333 SOUTH TAMIAMI TRAIL, SUITE E
                             SARASOTA, FLORIDA 34231
                    (Address of Principal Executive Offices)


                            2003 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                                KENNETH W. BRAND
                        4333 SOUTH TAMIAMI TRAIL, SUITE E
                             SARASOTA, FLORIDA 34231
                     (Name and Address of Agent For Service)


                                 (941) 929-1534
          (Telephone Number, Including Area Code, of Agent for Service)


                                    COPY TO:
                                    --------

                             Clayton E. Parker, Esq.
                           Kirkpatrick & Lockhart LLP
                    201 South Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131




                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


================================================================================
                                                        PROPOSED
                                       PROPOSED         MAXIMUM
TITLE OF                               MAXIMUM         AGGREGATE      AMOUNT OF
SECURITIES             AMOUNT       OFFERING PRICE   OFFERING PRICE REGISTRATION
TO BE REGISTERED  TO BE REGISTERED  PER SHARE (1)(2)     (1)(2)      FEE (1)(2)
--------------------------------------------------------------------------------
Common Stock,     50,000,00 shares        $0.02      $1,000,000.00      $92.00
par value $0.001
per share
--------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options to purchase or acquire the shares of Common Stock covered by the Prospectus.

(2) Pursuant to Rule 457(h)(1) of the Securities Exchange Act of 1934, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based upon the average of the high and low prices of the shares of Common Stock on March 3, 2003.

                                     PART I


                          INFORMATION REQUIRED IN THIS
                            SECTION 10(A) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                     PART II


                          INFORMATION REQUIRED IN THIS
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The following documents have been previously filed by Central Wireless, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

              (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Commission on May 8, 2002 as amended.

              (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

              (c) The description of the Company's Common Stock contained in its Registration Statement on Form SB-2, filed with the Commission on August 29, 2002 as amended, pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Company's Articles Incorporation contain no specific provisions concerning indemnification of officers and directors. The Company's Bylaws provide that it shall have the power to indemnify any person who is a party to any threatened, pending or completed action by reason of the facts he is (or was) an officer or director of the Company, for his expenses (including attorney's fees) actually and reasonably incurred by him in connection with such action. Utah Law permits such indemnification and requires that the Company indemnify any director who is successful on the merits of any such action for the reasonable expenses incurred by him in connection with such action.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         --------

EXHIBIT NO.    DESCRIPTION                     LOCATION
-------------  ------------------------------  --------------------------------
5.1            Opinion of Kirkpatrick &        Provided herewith
               Lockhart LLP re: legality

23.1           Consent of Kirkpatrick &        Provided herewith (contained in
               Lockhart LLP                    Exhibit 5.1)

23.2           Consent of Hein + Associates    Provided herewith
               LLP

24.1           Power of Attorney               Provided herewith (contained on
                                               signature page)

99.1           2003 Stock Incentive Plan       Provided herewith

------------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS.
         ------------

         (a)  The undersigned registrant will:

              (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) For purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Articles 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sarasota, Florida on March 5, 2003.

                                          CENTRAL WIRELESS, INC.

                                          By: /s/ Kenneth W. Brand
                                             ----------------------------------
                                          Printed Name:  Kenneth W. Brand
                                          Title:         Chief Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth W. Brand, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, which together constitute a majority of the board of directors of the Company.



/s/ Kenneth W. Brand              Chief Executive Officer        March 5, 2003
------------------------               and Director
Kenneth W. Brand


/s/ Sharon R. Hetman                     Director                March 5, 2003
------------------------
Sharon R. Hetman


/s/  Steven W. Troyan                    Director                March 5, 2003
------------------------
Steven W. Troyan

                                  EXHIBIT LIST

EXHIBIT NO.     DESCRIPTION                      LOCATION
--------------  -------------------------------  -------------------------------
5.1             Opinion of Kirkpatrick &         Provided herewith
                Lockhart LLP re: legality

23.1            Consent of Kirkpatrick &         Provided herewith (contained in
                Lockhart LLP                     Exhibit 5.1)

23.2            Consent of Hein + Associates     Provided herewith
                LLP

24.1            Power of Attorney                Provided herewith (contained on
                                                 signature page)

99.1            2003 Stock Incentive Plan        Provided herewith

--------------------------------------------------------------------------------


                                  Exhibit List